SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 13, 2004 (December 7, 2004)

KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address and Zip Code of Principal Executive Offices)

432/620-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On December 7, 2004, Key Energy Services, Inc., a Maryland corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among, Key Energy Drilling, Inc., a Delaware corporation, Key Energy Drilling Beneficial, L.P., a Texas limited partnership, Key Rocky Mountain, Inc., a Delaware corporation, Key Four Corners, Inc., a Delaware corporation (collectively the “Sellers”), and the Company and Patterson-UTI Drilling Company LP, LLLP (“Patterson”) and Patterson-UTI Energy, Inc. to divest portions of the Company’s U.S. land drilling operations.  Pursuant to the terms of the Purchase Agreement, the Sellers will sell to Patterson all assets used in the Company’s land drilling operations, including stacked rigs, heavy haul transport vehicles, and other related drilling equipment.  The purchase price of $62 million will be paid in cash at closing.  In addition, the Company will retain working capital.

                The closing of the Purchase Agreement transaction is subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the satisfaction of other customary closing conditions.

                On December 8, 2004, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 2.05               Costs associated with Exit or Disposal Activities.

                The information contained in Item 1.01 above is hereby incorporated by reference.

                (a)           A final determination to dispose of the Company’s contract drilling business on the terms and conditions set forth in the Purchase Agreement was made by the Board of Directors of the Company (the “Board”) on December 6, 2004.  On November 29, 2004, the Board tentatively approved disposition of the contract drilling business based on the final bids that had been received from the auction process, subject to final board approval of the terms.  The Board had previously discussed with management on September 16, 2004 the need to ascertain whether the market was feasible for the disposition of the contract drilling business.   The primary reasons for the disposition of the contract drilling business were that (i) the Company was a relatively small player in a consolidating market, (ii) the contract drilling business was not the Company’s core business, (iii) the age and type of drilling rigs required substantial additional capital expenditures to operate, and (iv) historical financial and safety performance had been below that of core business.  The Company anticipates the closing of the transaction to occur before December 31, 2004, subject to Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

(b)	Contract Termination Costs and Retention Bonuses	$485,000
	Commissions on Disposition	1,187,000
	Payment of Operating Leases	1,734,000

	Legal and other costs	300,000

(c)	The total of the costs to be incurred is $3,706,000.

(d)	The Company expects to expend $3,631,000 in cash.

Item 2.06               Material Impairments

The information contained in Item 1.01 and Item 2.05 above are hereby incorporated by reference.

(a)           The Board conclude that a material charge would be required on December 6, 2004 the date in which it made a final determination to dispose of the Company’s contract drilling business on the terms and conditions set forth in the Purchase Agreement.

                (b)           The Company estimates that it will record a change of approximately $30,000,000

                (c)           Future cash expenditures are identified in Item 2.05(d).

*              The information herein represents an estimate of the aggregate loss that will be incurred in the disposition of the contract drilling business which includes $1,734,000 of operating lease vehicles to be purchased by the Company.  Until the restatement of the Company’s prior year financial statements is completed, the portions of the estimated total loss attributable to the restatement write-down versus the estimated loss on sale will not be known.

Item 9.01               Financial Statements and Exhibits.

                (a)           Financial Statements of business acquired.

                                None.

                (b)           Pro Forma Financial Information.

                                None.

                (c)           Exhibits.

                                99.1         Press Release of the Company dated December 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 13, 2004	By:	/s/ Royce W. Mitchell
	Name:	Royce W. Mitchell
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of the Company dated December 8, 2004.